UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2011

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01	Other Events.

On June 13, 2011, POZEN, Inc., a Delaware corporation (“POZEN” or “the Company”), AstraZeneca AB (“AstraZeneca”), and AstraZeneca’s United States affiliate, AstraZeneca Pharmaceuticals, LP, received notice from Lupin Ltd. (“Lupin”) pursuant to 21 U.S.C. 355(j)(2)(A)(vii)(IV) (the “Paragraph IV Notice Letter”), that Lupin had filed an Abbreviated New Drug Application (“ANDA”) with the United States Food and Drug Administration (“FDA”) seeking regulatory approval to market a generic version of VIMOVO™ (naproxen and esomeparazole magnesium) delayed release tablets before the expiration of U.S. Patent Nos. 5,714,504, 5,900,424, 6,369,085, 6,875, 872, 6,926,907, 7,411,070, and 7,745,466. The patents are listed with respect to VIMOVO™ in the FDA’s Approved Drug Products with Therapeutic Equivalents Evaluation publication (commonly referred to as the “Orange Book”) and expire at various times between 2014 and 2023. Lupin’s Paragraph IV Notice Letter asserts that its generic product will not infringe the listed patents or that the listed patents are invalid or unenforceable. The Company and AstraZeneca are evaluating Lupin’s Paragraph IV Notice Letter.

The Company has full confidence in its intellectual property portfolio related to VIMOVO™ and will vigorously defend its patents from any infringement. The Company may receive additional Paragraph IV Notice Letters from other companies seeking to market generic versions of VIMOVO™ in the future and, after evaluation, may commence patent infringement lawsuits against such companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN Inc.

By:	/s/ William L. Hodges
Name:	William L. Hodges
Title:	Chief Financial Officer

Date:  June 16, 2011